UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported
November 15, 2013

.

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866 (Address of principal executive offices)

(518) 584-4100 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
1

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Espey Mfg. & Electronics Corp. (the “Company”) with the United States Securities and Exchange Commission on November 18, 2013. The purpose of this amendment is to disclose the Company’s determination as to how frequently it will conduct an advisory vote on the Company’s executive compensation.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On November 15, 2013, at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation. As previously reported on November 18, 2013, the Company’s stockholders determined, on an advisory basis, that such stockholders’ preferred frequency of an advisory vote on the Company’s executive compensation is every three years.

Consistent with the determination of the Company’s stockholders, the Company’s Board of Directors has determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every three years until the next vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014

ESPEY MFG. & ELECTRONICS CORP.

By:	/s/ David O’Neil
David A. O’Neil
Treasurer and Principal Financial Officer

2